EXHIBIT 4.1

                                WARRANT AGREEMENT

      This Agreement ("Agreement"), dated as of October 2, 1998, is made between Samuels Jewelers, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A. ("Warrant Agent"), with reference to the following facts:

      In connection with the reorganization of the Company pursuant to its Plan of Reorganization (as confirmed, the "Plan"), which was confirmed by the United States Bankruptcy Court, Central District of California overseeing the Company's case under chapter 11 of the United States Bankruptcy Code by order entered on September 16, 1998, the Company has been authorized and required to issue and deliver to the holders of Allowed Class 9 Interests (as that term is defined in the Plan), at the time and subject to the terms and conditions specified in the Plan, warrants (collectively, and with any additional warrants issued hereunder, the "Warrants") to purchase up to an aggregate of 263,158 shares of its Common Stock.

      Capitalized terms used herein without definition in context shall have the meanings, if any, given to such terms in Section 22 hereof.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such co-warrant agents as it may deem necessary or desirable.

      Section 2. Form of Warrant Certificates. The Warrant Certificates shall be substantially in the form of Exhibit A hereto and may have such letters, numbers or other marks of identification or designation and such legends (including, without limitation, a legend referring to restrictions on resale by statutory underwriters), summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities trading system on which the Warrants may from time to time be listed or traded. The Company shall furnish to Warrant Agent, in writing, any such legend or endorsement. Each Warrant Certificate shall be dated as of the date on which countersigned by the Warrant Agent, either upon initial issuance or upon transfer or exchange. Each Warrant shall entitle the Holder thereof to purchase one share of Common Stock, subject to adjustment and at the Exercise Price set forth herein, and subject to the other terms and conditions set forth herein.

      Section 3. Issuance, Countersignature and Registration. The Warrants shall originally be issued as of the Effective Date, subject to the terms and conditions specified in the Plan, or at such other time or times as may be provided in the Plan. The Warrant Agent shall, upon the Company's written instructions, issue, countersign and deliver Warrant Certificates to, or on written order of, the Company. The Warrant Certificates shall have been executed on behalf


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of the Company by its Chairman of the Board, the President or a Senior Vice
President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested to by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the Person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such Person was not such an officer.

      The Warrant Agent will maintain a Warrant register for registration and transfer of the Warrant Certificates issued hereunder. Such Warrant register shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of issuance of each of the Warrant Certificates.

      Notwithstanding any other provision of this Agreement, the Warrant Agent shall comply with all applicable requirements and rules of each securities exchange or securities trading system on which the Company shall determine to list or trade the Warrants in connection with the listing or trading of the Warrants on each such exchange. The Company shall advise the Warrant Agent of each securities exchange or securities trading system on which listing is effected.

      Section 4. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of Section 13 hereof, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled him to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent or at its facility retained for such purpose at Norwest Bank Minnesota, N.A., Shareowner Services Department, 161 North Concord Exchange, South St. Paul, Minnesota 55075. Thereupon, the Company shall have such other Warrant Certificate or Warrant Certificates signed as provided in Section 3 and the Warrant Agent shall countersign and deliver to the Person entitled thereto such Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment by the Holder of the Warrant of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.


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      Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them (including with respect to the amount of such indemnity or security), and reimbursement by the Holder of the Warrant to the Company and the Warrant Agent of all expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for countersignature and delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. Applicants for substitute Warrants shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

      Section 5. Subsequent Issue of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 4 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4 hereof, (c) Warrant Certificates issued pursuant to
Section 6 hereof upon the partial exercise of any Warrant to evidence the unexercised portion of such Warrant, and (d) Warrant Certificates issued upon the exercise of the Company's election set forth in Section 10(h). Except as expressly provided herein, nothing contained in this Agreement shall prohibit or limit the Company from issuing from time to time additional options, warrants or other derivative securities representing the right to purchase Common Stock.

      Section 6.  Exercise of Warrants; Exercise Price.

      (a) The Holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time after issuance thereof upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed to the Warrant Agent at its facility maintained for such purpose at Norwest Bank Minnesota, N.A., Shareowner Services Department, 151 North Concord Exchange, South St. Paul, Minnesota 55075 or at the principal office of the Warrant Agent, if then different, together with payment of the Exercise Price for each share of Common Stock as to which the Warrants are exercised, at or prior to 5:00 p.m. (New York time) on the Expiration Date. On the Expiration Date, all unexercised Warrants shall automatically terminate and cease to be of any further force or effect, and all rights under any outstanding Warrant Certificates shall cease.

      (b) The Exercise Price for each share of Common Stock pursuant to the exercise of a Warrant shall be as follows:

            (1) $19.69 per share during the period from the Effective Date through and including the first anniversary thereof;

            (2) $20.69 per share during the period after the first anniversary of the Effective Date through and including the second anniversary thereof;


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            (3) $21.74 per share during the period after the second anniversary of the Effective Date through and including the third anniversary thereof;

            (4) $22.84 per share during the period after the third anniversary of the Effective Date through and including the fourth anniversary thereof; and

            (5) $24.00 per share during the period after the fourth anniversary of the Effective Date to the Expiration Date.

      The Exercise Price shall be subject to adjustment as provided in Section 10 hereof and shall be payable only in the consideration specified in paragraph
(c) immediately below.

      (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment, in cash, or by certified check, bank draft or postal or express money order payable to the order of the Company, of the Exercise Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Warrant Agent shall thereupon promptly: (i) requisition from the transfer agent of the Common Stock of the Company certificates for the number of whole shares of Common Stock to be purchased and the Company hereby authorizes its transfer agent to comply with such requests,
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the Holder of such Warrant Certificate, registered in such name or names as may be designated by such Holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the Holder of such Warrant Certificate.

      (d) In case the Holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the Holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

      (e) Nothing herein shall be deemed to restrict the Company from purchasing or otherwise acquiring Warrants at such times, in such manner and for such consideration as it may deem appropriate.

      (f) Notwithstanding any of the provisions of this Agreement or of the Warrant Certificates to the contrary, the Company may, at its option, issue replacement Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

      (g) Notwithstanding anything in this Warrant Agreement to the contrary, the Company at its option may, at any time after the twentieth (20th) consecutive trading day on which the


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daily closing price per share of Common Stock as quoted on a national securities exchange or the Nasdaq National Market or SmallCap has been twenty percent (20%) or more in excess of the Exercise Price prevailing on each of such trading days, fix an Exercise Deadline in accordance with this subsection (g) (such daily closing price shall be the last sale price on such day or, if no sale occurs on such day, the average of the last reported closing bid and asked prices on such day). If the Company elects to fix an Exercise Deadline, it shall notify the Warrant Agent of the Exercise Deadline at least sixty (60) days (unless a shorter notice shall be satisfactory to the Warrant Agent) before the Exercise Deadline Date. At least 30 days but not more that 60 days before the Exercise Deadline Date, the Company shall cause to be mailed an Exercise Deadline Notice by first class mail to each Holder of a Warrant Certificate, at such Holder's last address at it appears in the Warrant register. The Exercise Deadline Notice shall state the Company's election to fix an Exercise Deadline, the Exercise Deadline Date, and the name and address of the Warrant Agent. Once the Exercise Deadline Notice is mailed, all Warrants shall become exercisable on or before the Exercise Deadline. Warrants not exercised on or before the Exercise Deadline shall expire immediately thereafter and thereafter shall be of no further force or effect.

      Section 7. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise (in whole or in part), exchange, transfer, split up, combination or substitution if mutilated shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in cancelled form, or if surrendered to the Warrant Agent shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. If the Company purchases or acquires Warrants and if the Company so chooses, the Company may deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, the Warrant Certificates evidencing said Warrants. The Warrant Agent shall retain all cancelled Warrant Certificates for a period of one year and return the cancelled certificates to the Company.

      Section 8. Reservation and Availability of Shares of Common Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

      When and so long as Warrants representing at least one-quarter (1/4) of the Warrants originally issued pursuant to and in accordance with the Plan remain issued and outstanding, the Company shall use reasonable efforts to cause the Warrants and all shares issuable upon exercise of all issued and outstanding Warrants to be listed or included for trading on a national securities exchange or the Nasdaq National Market or SmallCap.

      The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price and


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compliance with all other provisions of this Agreement), be duly and validly authorized and issued and fully paid and nonassessable shares.

      The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery of shares of Common Stock issuable upon the exercise of any Warrant.

      Section 9. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby, and such certificates shall be dated as of the exercise date, which is the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if such exercise date is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open.

      No Holder of a Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in this Agreement be construed to confer upon the Holder thereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in this Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by the Warrant Certificate shall have been exercised as provided in this Agreement.

      Section 10. Adjustment of Exercise Price, Number of Shares or Number of Warrants. The Exercise Price, the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

      (a) In case the Company shall at any time after the date of this Agreement
(i) pay dividend on the Common Stock in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than in a transaction covered by Section 12), the Exercise Price in effect at the time immediately prior to such dividend, issuance, subdivision or combination, and the number of and kind of shares of capital stock issuable at such time upon exercise of the Warrants shall be proportionately adjusted so that the Holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which,


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if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or issuance, subject to the provisions of
Section 10(e) hereof. Such adjustment shall be made successively whenever any event listed above shall occur.

      (b) In case the Company shall distribute rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock), other than any transaction covered by Section 10(a) or Permitted Issuances, at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than ninety percent (90%) of the Current Market Price per share of Common Stock on the date of such distribution, then the Exercise Price to be in effect after such distribution shall be determined by multiplying the Exercise Price immediately prior to such distribution by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such distribution plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such distribution plus the number of additional shares of Common Stock so to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a distribution occurs, subject to
Section 10(d) hereof. No further adjustments of the Exercise Price shall be made upon the actual issuance of Common Stock upon exercise of such rights, options or warrants (or the conversion of such convertible securities); provided, however, that in the event any such rights, options or warrants are not exercised (or, in the case of convertible securities, are not converted) prior to the respective expiration dates thereof, then, on each such expiration date, the Exercise Price shall be readjusted to reverse the adjustment made pursuant to this Section 10(b) in respect of such number(s) of rights, options or warrants that were not exercised (or, in the case of convertible securities, were not converted) prior to such expiration date. Notwithstanding anything to the contrary set forth in this Section 10(b), in the event the Company shall distribute any rights, options or warrants to subscribe for or purchase Common Stock or any securities convertible into Common Stock (other than Permitted Issuances or any transaction covered by Section 10(a)) pursuant to any so-called "poison pill" or shareholders' rights or similar plan or agreement, the distribution of separate certificates representing such rights, options or warrants subsequent to their initial distribution shall be deemed to be the distribution thereof for purposes of this Section 10(b); provided that the Company may, in lieu of making any adjustment pursuant to this Section 10(b) upon such a distribution of separate certificates, make proper provision so that each Holder of Warrants who exercises such Warrants (or any portion thereof) (i) after such initial distribution but before such distribution of separate


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certificates shall be entitled to receive upon such exercise shares of Common
Stock issued with such rights, options or warrants and (ii) after such distribution of separate certificates and prior to the expiration, redemption or termination of such rights, options or warrants shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such rights, options or warrants as would have accompanied such shares of Common Stock had such Warrants been exercised immediately prior to such distribution of separate certificates.

      (c) In case the Company shall distribute to all holders of Common Stock evidences of indebtedness, shares of capital stock, assets or rights, options or warrants to subscribe for or purchase any evidences of indebtedness, shares of capital stock or assets (other than Permitted Issuances, cash dividends or cash distributions payable out of consolidated earnings or earned or capital surplus, and those distributions referred to in Sections 10(a) and 10(b) hereof), the Exercise Price to be in effect after such distribution shall be determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the date of such distribution, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets, evidences of indebtedness, shares of capital stock, rights, options or warrants so to be distributed, applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a distribution occurs, subject to Section 10(d) hereof.

      (d) No adjustment in the Exercise Price shall be required unless such adjustment, together with any amount being carried forward as hereinafter provided, would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding the first sentence of this Section 10(d), any adjustment required by this Section 10 shall be made no later than the expiration of the right to exercise any Warrant.

      (e) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a) hereof, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 10(a) through
(c) hereof, inclusive, and the provision of this Agreement with respect to the shares of Common Stock shall apply on like terms to any such other shares.

      (f) Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of Warrants, Warrant Certificates theretofore or


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thereafter issued may continue to express the Exercise Price and the number of shares as are stated in the Warrant Certificates issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares specified thereon shall be deemed to have been so adjusted.

      (g) Unless the Company shall have exercised its election as provided in
Section 10(h) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b) or 10(c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest one-hundredth) obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      (h) The Company may elect on or after the date of any adjustment of the Exercise Price pursuant to this Section 10 to adjust the number of Warrants, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant as provided in Section 10(a) or 10(g) hereof. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest one-hundredth) obtained by multiplying the number of Warrants by the result obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall, at its election, either (i) make a public announcement and cause the publication in the Wall Street Journal or another newspaper or newspapers of general circulation in the New York, Los Angeles and Austin, Texas metropolitan areas of its election to adjust the number of Warrants or (ii) cause notice of such election to be mailed to each Holder of Warrants at the time of such mailing, in either case indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten (10) days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (h), the Company shall as promptly as practicable cause to be distributed to Holders of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional or substitute Warrants to which such Holders shall be entitled as a result of such adjustment; or, at the option of the Company, shall cause to be distributed to such Holders in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such Holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and shall bear the adjusted Exercise Price) and shall be registered in the names of the Holders of Warrant Certificates on the record date specified in the public announcement.



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      (i) Anything in this Section 10 to the contrary notwithstanding, the
Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments required by this Section 10, as it in its sole discretion shall determine to be advisable in order that the following action shall not be taxable to the holders of Common Stock: (i) any consolidation or subdivision of the Common Stock, (ii) issuance to such stockholders wholly for cash of any Common Stock at less than the Current Market Price, (iii) issuance to such stockholders wholly for cash of Common Stock or securities which by their terms are convertible into or exchangeable for Common Stock, (iv) any stock dividend to such stockholders or (v) issuance to such stockholders of rights, options or warrants referred to hereinabove in this Section 10.

      Section 11. Certification of Adjusted Exercise Price and Number of Shares Issuable. Whenever the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are adjusted as provided in Section 10 above, the Company shall (a) promptly file with the Warrant Agent and with the transfer agent for the Common Stock a copy of a certificate setting forth the Exercise Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, and (b) mail a brief summary thereof to each Holder of a Warrant Certificate at the time of such mailing. At the Company's request, the Warrant Agent shall give such notice under paragraph (b) in the preceding sentence in the Company's name and at its expense. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any action referred to in Section 10 hereof.

      Section 12. Consolidation, Merger or Sale of Assets. Subject to any election by the Company pursuant to Section 20 hereof, if (i) the Company shall at any time consolidate with or merge with or into another corporation and (ii) the Common Stock is exchanged, cancelled or reclassified in connection with such transaction, the Holder of any outstanding Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities, property or cash to which the holder of the number of shares of Common Stock deliverable upon the exercise of such Warrants immediately prior to such transaction would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of the Warrants. Prior to or simultaneously with such transaction, the Company or the successor corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. A sale or lease of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the purpose of clause (i) of the first sentence of this Section
12. The provisions of this Section 12 shall similarly apply to successive mergers or consolidations or sales or other transfers.

      Section 13.  Fractional Warrants and Fractional Shares.



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      (a) Notwithstanding an adjustment pursuant to Section 10(h) hereof in the number of Warrants, the Company shall not be required to issue Warrant Certificates which evidence Warrants to purchase fractional shares. If the Company so elects, in lieu of such fractional Warrants, there shall be paid to the Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a Warrant to purchase a whole share. For the purpose of this Section 13(a), the current market value of a Warrant to purchase a whole share shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable, or if the Warrants are then neither publicly traded on any established securities market nor quoted on any recognized system, the value determined in good faith by the Board of Directors of the Company in its discretion (which determination shall be conclusive). The closing price for any date shall be determined as provided in the definition of "Current Market Price" in Section 22 hereof, the references to Common Stock therein being deemed references to Warrants.

      (b) Notwithstanding an adjustment pursuant to Section 10(a) or 10(g) hereof in the number of shares covered by a Warrant, the Company shall not be required to issue fractions of shares upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the Company's election, there shall be paid to the Holders of Warrants at the time such Warrants are exercised as herein provided an amount of cash equal to the same fraction of the current market value of a share of Common Stock. If more than one Warrant Certificate shall be surrendered for exercise of the Warrants represented thereby at any one time by the same Holder, the number of shares of Common Stock which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock issuable on such exercise. For purposes of this Section 13(b), the current market value of a share of Common Stock shall be determined as provided in the definition of "Current Market Price" in Section 22 hereof) for the trading day immediately prior to the date of such exercise.

      (c) The Holder of a Warrant, by the acceptance of the Warrant, expressly waives any right to receive any fractional Warrant or any fractional share upon exercise of a Warrant.

      Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the respective Holders of the Warrant Certificates; provided, however, that no Holder of any Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the Warrants evidenced by such Warrant Certificate, unless (a) such Holder shall have previously given written notice to the Company of the substance of such dispute, and Holders of at least five percent (5%) of the then outstanding Warrants shall have given written notice to the Company of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such Holders shall have been provided by the Company to the Warrant Agent, and (c) the Warrant Agent shall not have instituted appropriate proceedings with respect to such dispute within thirty (30) days following the date of such written notice to the Warrant Agent, it being understood and intended that no one or more Holders of Warrant Certificates shall have the right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Warrant Certificates, or to obtain or to seek to obtain priority in preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided for the equal and ratable benefit of all Holders of Warrant Certificates. Except as provided in this Section 14, no Holder of a Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants.

      Section 15. Agreement of Warrant Certificate Holders. Every Holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other Holder of a Warrant Certificate that:

      (a) the Warrant Certificates are transferable only on the Warrant register of the Warrant Agent and if surrendered at the principal office of the Warrant Agent or at its facility retained for such purpose at Norwest Bank Minnesota, N.A., Shareowner Services Department, 161 North Concord Exchange, South St. Paul, Minnesota 55075, duly endorsed or accompanied by an instrument of transfer in form and substance satisfactory to the Company and the Warrant Agent;

      (b) the Company and the Warrant Agent may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner in fact thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary;

      (c) except as provided in Section 14, no Holder of a Warrant Certificate shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Warrants; and

      (d) the Warrant Agent is solely the agent of the Company hereunder.

      Section 16. Concerning the Warrant Agent. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and Warrant Agent may agree from time to time, and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, claim, liability, or expense, incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability arising out of or resulting from the acceptance and administration of this Agreement or in connection with the exercise or performance of any of its powers or duties hereunder.

      The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

      The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Common Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's principal office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's principal office.

      Section 17. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 19 hereof. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates countersigned; and in case at the time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      Section 18. Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound:

      (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

      (b) Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or a Vice President of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

      (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except such as describe the Warrant Agent and its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

      (e) The Warrant Agent shall not be under any responsibility in respect of and makes no representation as to the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except for its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common

Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued be validly authorized and issued, fully paid and nonassessable.

      (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, or a Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement, so long as such Persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

      (i) The Warrant Agent shall act solely as the agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof.

      (j) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders of Warrant Certificates upon the exercise of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculations.

      (k) The Warrant Agent shall not be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates.

      (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

      (m) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments or assurances as may be reasonably required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

      Section 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail, return receipt requested, and to the Holders of the Warrant Certificates by first-class mail at the expense of the Company. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the transfer agent of the Common Stock by registered or certified mail, return receipt requested, and to the Holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall promptly appoint a successor to the Warrant Agent, which the Company may designate as an interim Warrant Agent. If the Company appoints an interim Warrant Agent, the Company shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Company shall fail to make such appointment of a permanent successor within a period of 30 days after such removal or within 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Warrant Agent or Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. No later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and the transfer agent of the Common Stock, and mail a notice thereof in writing to the Holders of the Warrant Certificates. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

      Section 20. Redemption of Warrants.

      (a) Notwithstanding anything in this Warrant Agreement to the contrary, the Warrants are subject to redemption at the Company's option at any time prior to the Expiration Date, as a whole or from time to time in part, during the 12-month period beginning on the effective date of any Subject Transaction, at the Redemption Price.

      (b) The Redemption Price shall be paid as follows:

                  (i) In cash, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a sale of all or substantially all of the Company's assets or common stock in an all cash transaction; or

                  (ii) In publicly traded stock or other securities, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a non-cash sale of the kind described in Section 20(b)(i) above or public offering by the Company or a merger or consolidation by the Company; or

                  (iii) In both cash and publicly traded stock or other
                        securities, in appropriate proportions, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a transaction involving consideration to the Company or its stockholders in the form of both cash and securities.


      In the event that a Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a transaction including consideration to the Company or its stockholders other than in the form of cash, such non-cash consideration shall have the value determined in good faith by the Board of Directors of the Company in its discretion (which determination shall be conclusive).

      Section 21. Notice of Redemption and Selection.

      (a) If the Company elects to redeem Warrants pursuant to Section 20 hereof, it shall notify the Warrant Agent of the Redemption Date and the number of Warrants to be redeemed. The Company shall give each such notice to the Warrant Agent at least 60 days (unless a shorter notice shall be satisfactory to the Warrant Agent) before the Redemption Date.

      (b) If fewer than all the Warrants are to be redeemed, the Warrant Agent shall select any of the Warrants to be redeemed pro rata or by lot. The Warrant Agent shall make the selection from the Warrants outstanding not previously called for redemption, as applicable. Provisions of this Agreement that apply to Warrant Certificates called for redemption also apply to portions of Warrant Certificates called for redemption.

      (c) At least 30 days but not more than 60 days before a Redemption Date, the Company shall cause to be mailed a notice of redemption by first class mail to each Holder of Warrant Certificates to be redeemed, at such Holder's last address as it appears in the Warrant register. The notice shall identify the Warrant Certificates to be redeemed and shall state:

            (1)   the Redemption Date;
            (2)   the Redemption Price;
            (3)   the name and address of the Warrant Agent;
            (4) in the event that any Warrant Certificate is to be redeemed in part only, the portion thereof to be redeemed and that, on and after the Redemption Date, upon surrender of such Warrant Certificate, a new Warrant Certificate or Warrant Certificates in number equal to the unredeemed portion thereof will be issued;
            (5) that Warrant Certificates called for redemption must be surrendered to the Warrant Agent to collect the Redemption Price.

      At the Company's request, the Warrant Agent shall give the notice of redemption in the Company's name and at its expense.

      (d) From and after mailing of Notice of Redemption, Warrants or portions thereof to be redeemed may not be exercised.

      (e) Once notice of redemption is mailed, Warrant Certificates called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Warrant Agent, such Warrant Certificates shall be paid at the Redemption Price.

      (f) On or before the Redemption Date, the Company shall deposit with the Warrant Agent money sufficient to pay the Redemption Price of all Warrant Certificates to be redeemed on that date.

      (g) Upon surrender of a Warrant Certificate that is redeemed in part, the Warrant Agent shall authenticate for the Holder a new Warrant Certificate equal in principal amounts to the unredeemed portion of the Warrant surrendered.

      Section 22. Definitions. In this Agreement, the following terms shall have the meanings set forth below:

      "Affiliate" of any Person shall mean any Person controlling, controlled by or under common control with such Person.

      "Agreement" shall have the same meaning given it in the first paragraph of this Agreement.

      "Common Stock" shall mean the Common Stock ($.001 par value) of the Company, as constituted on the Effective Date.

      "Company" shall have the meaning given to such term in the first paragraph of this Agreement.

      "Current Market Price" of a share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 20 consecutive trading days immediately preceding such date, or if the Common Stock is then neither publicly traded on any established securities market nor quoted in any recognized system, the value determined in good faith by the Board of Directors of the Company in its discretion (which determination shall be conclusive). The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or on the Nasdaq National Market or SmallCap, or if the Common Stock is not listed or admitted to trading on any national securities exchange or on the Nasdaq National Market or SmallCap, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD; provided, that if the NASD is not engaged at the time in the business of furnishing such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the NASD selected by the Company.

      "Effective Date" shall mean October 1, 1998.

      "Exercise Deadline" shall mean, with reference to Section 6(g), a time fixed by the Company at which all unexercised Warrants shall terminate and cease to be of any further force or effect, and all rights under any Warrant Certificates evidencing any such Warrants shall become null and void.

      "Exercise Deadline Date" shall be the date on which an Exercise Deadline takes place.

      "Exercise Deadline Notice" shall mean notice given by the Company to the Holders of Warrant Certificates in accordance with Section 6(g) hereof.

      "Exercise Price" shall mean at any date the price on such date pursuant to this Agreement at which the Holder of a Warrant may purchase a share of Common Stock upon exercise of the Warrant pursuant to this Agreement.

      "Expiration Date" shall mean the earlier of (i) the fifth anniversary of the Effective Date, or (ii) the Exercise Deadline.

      "Holder" shall mean the Person in whose name a Warrant is registered in the Warrant register of the Company maintained by or on behalf of the Company for such purpose.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Net Exercise Value" of a Warrant on any date shall be the positive difference, if any, on such date between the Current Market Price per share of Common Stock and the Exercise Price of the Warrant.

      "Permitted Issuances" shall mean (i) the issuance of the Warrants, (ii) the issuance of warrants, rights or stock options or grants to the Company's management, directors or other employees, or consultants, for the purchase or grant of shares of Common Stock pursuant to the Plan or any employee benefit or stock option plan of the Company, and (iii) the issuance of shares of Common Stock upon exercise of the warrants and options referred to in clauses (i) and
(ii).

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "Plan" shall have the meaning given it in the second paragraph of this Agreement.

      "Redemption Date" when used with respect to redemption of the Warrants shall mean the date fixed for such redemption by or pursuant to this Agreement and Warrant Certificates.

       "Redemption Price" of a Warrant which the Company has elected to redeem pursuant to Section 20 hereof shall be $.20 per Warrant unless, on the effective date of the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant, the Current Market Price per share of Common Stock is greater than the Exercise Price of the Warrant, in which case the Redemption Price of the Warrant shall be the greater of (A) $.20 per Warrant or (B) the Net Exercise Value of the Warrant.

      "Subject Transaction" shall mean any one of the following transactions:
(i) the sale of all or substantially all of the Company's assets, (ii) the sale of all or substantially all of the Company's then outstanding Common Stock,
(iii) a public offering by the Company of Common Stock, or (iv) a merger or consolidation by the Company with or into another corporation (other than in a merger or consolidation, directly or indirectly, with a Person or entity that is controlled by an Affiliate of the Company) in which the Company is not the surviving corporation.

      "Warrant" shall have the meaning given it in the second paragraph of this Agreement.

      "Warrant Agent" shall have the meaning given it in the first paragraph of this Agreement.

      "Warrant Certificate" shall mean any certificate substantially in the form attached as Exhibit A hereto representing a Warrant, and shall include all Warrants issued upon transfer, split-up, combination or exchange of any thereof.

      Section 23. Notice of Proposed Actions. In case the Company shall propose
(a) to pay any dividend payable in Common Stock to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than Permitted Issuances, cash dividends or cash distribution payable out of consolidated earnings or earned or capital surplus, or (b) to offer to the holders of the Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock (or securities convertible into Common Stock), or (c) to effect any reclassification of its Common Stock (other than reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any consolidation, merger or sale, or lease of all or substantially all of the property, assets or business of the Company, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder of a Warrant, in accordance with Section 24 hereof, a notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend or distribution of rights or warrants, or (ii) the date on which such reclassification, consolidation, merger, sale, lease, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed; and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any action covered by clause (c), (d) or (e) above, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. At the Company's request, the Warrant Agent shall give such notice in the Company's name and at its expense. The failure to give notice required by this Section 23 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

      Section 24. Notices. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, return receipt requested, addressed (until another address is filed in writing with the Warrant Agent) as follows:

            Samuels Jewelers, Inc.
            Semicon Park
            Building 2
            2914 Montopolis Drive
            Austin, TX 78741


Subject to the provisions of Section 19, any notice or demand authorized by this Agreement to be given or made by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, return receipt requested, addressed (until another address is filed in writing with the Company) as follows:

            Norwest Bank Minnesota, N.A.
            Shareowner Services Department
            161 North Concord Exchange
            South St. Paul, Minnesota  55075,

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the Holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant register of the Company maintained by the Warrant Agent pursuant to Section 3 hereof.

      Section 25. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Warrant Certificates.

      The provisions of this Agreement may otherwise from time to time be supplemented or amended by written agreement of the parties hereto and the Holders of the outstanding Warrants, subject to the limitations provided in the balance of this paragraph and elsewhere in this Agreement. The Holders of at least a majority of the then outstanding Warrants, excluding Warrants held by the Company, may, on behalf of all of the Holders of then outstanding Warrants, act to amend or supplement this Agreement in any respect, which Agreement as so amended or supplemented shall be binding on and shall inure to the benefit of all Holders of the then outstanding Warrants, provided that no change in the number or nature of the shares of Common Stock purchasable on exercise of a Warrant, or the Exercise Price thereof, or the Expiration Date of any Warrant shall be made without the consent in writing of each Holder of a Warrant to be so affected, other than such changes as are permitted by this Warrant Agreement as originally executed.

      The Company shall mail notice to each Holder of a Warrant, in accordance with Section 24 hereof, of any amendment affecting the rights of the Warrant Holders effected pursuant to this Section 25, within 60 days of any such amendment.

      Section 26. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 27. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

      Section 28. Governing Law. The laws of the State of New York shall govern this Agreement and each Warrant Certificate without regard to principles of conflicts of law.

      Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 30. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                     Samuels Jewelers, Inc.

                                     By: /s/ E. Peter Healey
                                        -----------------------------------
                                     Its: Executive Vice President,
                                          Chief Financial Officer and
                                          Secretary





                                     Norwest Bank Minnesota, N.A.

                                     By: /s/ Barbara Novak
                                        -----------------------------------
                                     Its: Vice President

                                 EXHIBIT A

                         [Form of Warrant Certificate]

No. ____                                               ______________ Warrants

                   NOT EXERCISABLE AFTER THE EXPIRATION DATE


      THIS CERTIFIES THAT ___________________, or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time on or after issuance thereof, and at or prior to 5:00 p.m. (New York time) on the Expiration Date (hereinafter defined) at the principal office of Norwest Bank Minnesota, N.A., (the "Warrant Agent"), or at the Warrant Agent's facility designated for such purpose at Norwest Bank Minnesota, N.A., Shareowner Services Department, 161 North Concord Exchange, South St. Paul, Minnesota 55075 or its successor as Warrant Agent, one fully paid and non-assessable share of the Common Stock, $.001 par value per share ("Common Stock"), of Samuels Jewelers, Inc. (the "Company"), at a cash purchase price (the "Exercise Price") equal to:

            (1) $19.69 per share during the period from the Effective Date (as defined below) through and including the first anniversary thereof;

            (2) $20.69 per share during the period after the first anniversary of the Effective Date through and including the second anniversary thereof;

            (3) $21.74 per share during the period after the second anniversary of the Effective Date through and including the third anniversary thereof;

            (4) $22.84 per share during the period after the third anniversary of the Effective Date through and including the fourth anniversary thereof; and

            (5) $24.00 per share during the period after the fourth anniversary of the Effective Date to the Expiration Date.

      Valid exercise shall occur upon presentation and surrender of this Warrant Certificate with the Election to Purchase duly executed and accompanied by payment of the Exercise Price in the manner specified in the Warrant Agreement (hereinafter defined). The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Prices per share set forth above, are the number and Exercise Prices as of October 1, 1998 (the "Effective Date"), based on the shares of Common Stock of the Company as constituted at such date, unless this Warrant Certificate is being issued after the Effective Date pursuant to any provision for such issuance contained in the Warrant Agreement, in which case such figures are based upon the shares of Common Stock of the Company as constituted at the time of such issuance.

      As provided in the Warrant Agreement, the Exercise Price, the number of shares of Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate and the number of Warrants are, upon the happening of certain events, subject to modification and adjustment.

      The "Expiration Date" is defined in the Warrant Agreement as the earlier of (a) five (5) years from the Effective Date or (b) the Exercise Deadline. "Exercise Deadline" is defined in the Warrant Agreement to mean a time fixed by the Company at which all unexercised Warrants shall terminate and cease to be of any further force or effect, and all rights under any Warrant Certificates evidencing any such Warrants shall become null and void. The Company may fix an Exercise Deadline at any time after the twentieth (20th) consecutive trading day on which the daily closing price per share of Common Stock as quoted on a national securities exchange or the Nasdaq National Market or SmallCap has been twenty percent (20%) or more in excess of the Exercise Price prevailing on each of such trading days.

      This Warrant Certificate is subject to all of the terms, provisions and conditions of an agreement ("Warrant Agreement") between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned principal office of the Warrant Agent. To the extent of any inconsistency between this Warrant Certificate and the Warrant Agreement, the terms and conditions of the Warrant Agreement shall govern.

      This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent or at its facility designated for such purpose at Norwest Bank Minnesota N.A., Shareowner Services Department, 161 North Concord Exchange, South St. Paul, Minnesota 55075 may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

      The Warrants may be redeemed at the election of the Company, as a whole or from time to time in part, at any time during the 12-month period following any Subject Transaction, at the Redemption Price. "Subject Transaction" is defined in the Warrant Agreement as (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of all or substantially all of the Company's then-outstanding Common Stock, (iii) a public offering by the Company of

Common Stock, or (iv) a merger or consolidation by the Company with or into another corporation (other than in a merger or consolidation, directly or indirectly, with a Person or entity that is controlled by an Affiliate of the Company) in which the Company is not the surviving corporation.

      "Redemption Price" is defined in the Warrant Agreement as $.20 per Warrant unless, on the effective date of the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant, the Current Market Price (as defined in the Warrant Agreement) per share of Common Stock is greater than the Exercise Price of the Warrant, in which case the Redemption Price of the Warrant shall be the greater of (A) $.20 per Warrant or
(B) the Net Exercise Value of the Warrant. "Net Exercise Value" of a Warrant on any date is defined in the Warrant Agreement as the positive difference, if any, on such date between the Current Market Price per share of Common Stock and the Exercise Price of the Warrant.

      The Warrant Agreement provides for payment of the Redemption Price as follows:

      (i) In cash, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a sale of all or substantially all of the Company's assets or Common Stock in an all cash transaction; or

      (ii) In publicly traded stock or other securities, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a non-cash sale of the kind described in Clause (i) above or a public offering by the Company or a merger or consolidation by the Company; or

      (iii) In both cash and publicly traded stock or other securities, in appropriate proportions, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant is a transaction involving consideration to the Company or its stockholders in the form of both cash and securities.

      At the option of the Company, no fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby nor will Warrants to purchase fractional shares be issued, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

      No Holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:  _____________                     COMPANY:

                                          Samuels Jewelers, Inc.

                                          By:_________________________

                                          Its:________________________



Attest:


By:_________________________

Its:________________________


                                          WARRANT AGENT:


                                          ----------------------------

                                          By:_________________________
                                          Its: Authorized Signature

                             ELECTION TO PURCHASE


      The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:                     _______________________________________
                              (Name)


                              ---------------------------------------
                              (Address, Including Zip Code)

                              ---------------------------------------
                              (Social Security or Tax ID Number)

DELIVER TO:                   _______________________________________
                              (Name)

                        at    _______________________________________
                              (Address, Including Zip Code)


      If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

DATED: __________________, ____

Name of Warrant Holder or Assignee:

Address:
            -----------------------------------

            -----------------------------------

      In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $___________ by certified check or official bank check or money order payable in United States currency to the order of the Company.

Dated: ___________________

                                    Signature:_______________________

                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)

                                    PLEASE INSERT SECURITY OR TAX IDENTIFICATION
                                    NUMBER OF HOLDER

                                    --------------------------------

                                  ASSIGNMENT

                (To be signed only upon assignment of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________________________________, ______________ Warrant(s)
represented by the within Warrant Certificate and hereby irrevocably constitutes and appoints ______________________________________ Attorney to transfer said
Warrant(s) on the books of the Company, with full power of substitution in the premises.


DATED:_____________________



                                    ---------------------------------------
                                    Signature of Holder


                                    Note: The above signature must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED:



By: ____________________________
      THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15